UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MDXHEALTH SA

(Exact name of registrant as specified in its charter)

Belgium	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CAP Business Center Zone Industrielle des Hauts-Sarts 4040 Herstal, Belgium	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing 10 ordinary shares, no nominal value per share	The Nasdaq Stock Market LLC

Ordinary shares, no nominal value per share*	The Nasdaq Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260213

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Item 1. Description of Registrant’s Securities to be Registered.

MDxHealth SA (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, no nominal value per share, contained under the heading “Description of Share Capital and Articles of Association,” (b) the description of the American Depositary Shares, each representing 10 ordinary shares, no nominal value per share, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Taxation,” in each case, in the Company’s Registration Statement on Form F-1 (333-260213), as originally filed with the Securities and Exchange Commission on October 13, 2021, as amended from time to time (the “Registration Statement”).  In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 1, 2021	MDXHEALTH SA

	By:	/s/ Michael McGarrity
	Name:	Michael McGarrity
	Title:	Chief Executive Officer

2